Exhibit 10.7
EXECUTION COPY
STOCKHOLDERS’ AGREEMENT
by and among
DIGITALGLOBE, INC.,
MORGAN STANLEY & CO., INCORPORATED,
AMERICAN HIGH-INCOME TRUST,
AMERICAN VARIABLE INSURANCE SERIES ASSET ALLOCATION FUND,
AMERICAN VARIABLE INSURANCE SERIES BOND FUND,
AMERICAN VARIABLE INSURANCE SERIES HIGH-YIELD BOND FUND,
THE BOND FUND OF AMERICA, INC.,
BALL TECHNOLOGIES HOLDINGS CORP.,
HITACHI SOFTWARE ENGINEERING CO. LTD.,
HITACHI, LTD.,
TELESPAZIO S.p.A.,
ITT INDUSTRIES, INC.
POST HIGH YIELD, LP,
POST BALANCED FUND, LP,
POST TOTAL RETURN FUND, LP,
POST OPPORTUNITY FUND, LP, ,
THE OPPORTUNITY FUND, LLC,
MW POST OPPORTUNITY OFFSHORE FUND, LTD,
MW POST PORTFOLIO FUND, LTD,
DB DISTRESSED OPPORTUNITIES FUND, LTD,
DB DISTRESSED OPPORTUNITIES FUND, LP,
SPRUGOS INVESTMENTS IV, LLC,
SPHINX DISTRESSED FUND, SPC,
SOUTH DAKOTA INVESTMENT COUNCIL,
MW POST SPECIAL SITUATION FUND I, LP.,
DICKSTEIN & CO., LP,
DICKSTEIN INTERNATIONAL LTD, and
THE OTHER PERSONS LISTED ON THE SIGNATURE PAGES HERETO
(solely with respect to Articles II, III, IV and VI)
Dated as of July 9, 2003

TABLE OF CONTENTS

		Page
	ARTICLE I

	DEFINITIONS

Section 1.1	Definitions	2

	ARTICLE II

	BOARD COMPOSITION

Section 2.1	Composition of the Board	6
Section 2.2	Committees	6

	ARTICLE III

	TRANSFERS OF STOCK

Section 3.1	Transfers	8
Section 3.2	Drag-Along-Right	8
Section 3.3	Legend	9

	ARTICLE IV

	REGISTRATION RIGHTS

Section 4.1	Certain Definitions	9
Section 4.2	Demand Registration	10
Section 4.3	Piggyback Registration	11
Section 4.4	Registration Procedures	13
Section 4.5	Registration Expenses	16
Section 4.6	Indemnification by the Company	16
Section 4.7	Indemnification by Stockholders	17
Section 4.8	Conduct of Indemnification Proceedings	17
Section 4.9	Contribution	18
Section 4.10	Participation in Underwritten Registrations	19
Section 4.11	Rule 144	19
Section 4.12	Holdback Agreements	19

	ARTICLE V

	REPRESENTATIONS AND WARRANTIES

Section 5.1	Representations and Warranties of the Company	20
Section 5.2	MS Representations and Warranties	21

ii

iii

EXECUTION COPY
          THIS STOCKHOLDERS’ AGENT (the “Agreement”), dated as of July 9, 2003, is made by and among (i) DigitalGlobe, Inc., a Delaware corporation (the “Company”), (ii) Morgan Stanley & Co., Incorporated, a Delaware corporation (“MS”), (iii) American High-Income Trust, a Massachusetts business trust, American Variable Insurance Series Asset Allocation Fund, a Massachusetts business trust, American Variable Insurance Series Bond Fund, a Massachusetts business trust, American Variable Insurance Series High-Yield Bond Fund, a Massachusetts business trust, and The Bond Fund of America, Inc., a Maryland corporation (the entities in this clause (ii) collectively, “CapRe”), (iv) Ball Technologies Holdings Corp., a Colorado corporation (“Ball”), (v) Hitachi Software Engineering Co. Ltd. and Hitachi Ltd. (collectively “Hitachi”), (vi) Telespazio S.p.A. (“Telespazio”), (vii) ITT Industries, Inc. (“ITT”), (viii) the Post entities listed on Exhibit A hereto (collectively, “Post”), and (ix) the Dickstein entities listed on Exhibit B hereto (collectively “Dickstein”), and, solely with respect to Articles II, III, IV and VI, the other Persons listed on the signature pages hereto (such other Persons referred to as the “Other Holders”).
RECITALS
          WHEREAS, the Company, MS, Hitachi, Ball, ITT, CapRe and the other parties listed on the signature pages thereto are parties to a Recapitalization Agreement dated as of July 9, 2003 (the “Recap Agreement”) setting forth the terms and conditions of the proposed recapitalization of the Company (the “Re-capitalization”);
          WHEREAS, as part of the Recapitalization, each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (and all dividends accrued thereon) shall be exchanged for a certain number of shares of New Common Stock;
          WHEREAS, as part of the Recapitalization, all outstanding principal amounts and accrued interest under the Senior Notes shall be exchanged for a certain number of shares of New Common Stock;
          WHEREAS, as part of the Recapitalization, all outstanding principal amount and accrued interest under the Secured Promissory Note shall be exchanged for a certain number of shares of New Common Stock;
          WHEREAS, as part of the Recapitalization, all outstanding principal amounts and accrued interest under the Unsecured Promissory Notes shall be exchanged for a certain number of shares of New Common Stock; and
          WHEREAS, as part of the Recapitalization, a portion of the amount owed by the Company to Ball under the Ball Credit Agreement shall be exchanged for a certain number of shares of New Common Stock;
          WHEREAS, following consummation of the Recapitalization, each of MS, Hitachi, CapRe, Post and Ball will own a significant percentage of the equity interests in the Company; and

          WHEREAS, it is a condition to the Recapitalization, and the parties hereto believe it to be in their best interests, that they enter into this Agreement to provide for certain rights and restrictions with respect to the corporate governance of the Company;
          NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.1 Definitions. Capitalized terms not defined herein shall have their respective meanings specified in the Recap Agreement. As used in this Agreement, the following terms shall have the following respective meanings:
          (a) “1933 Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          (b) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          (c) “Affiliate” shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the 1934 Act, as in effect on the date hereof.
          (d) “Agreement” shall have the meaning specified in the preamble.
          (e) “Acquirer” shall have the meaning specified in Section 3.2(a).
          (f) “Ball” shall have the meaning specified in the Preamble.
          (g) “Ball Director” shall have the meaning specified in Section 2.1(b).
          (h) “Beneficially Own” shall mean, with respect to any security, having direct or indirect “beneficial ownership” of such security, as determined pursuant to Rule 13d-3 under the 1934 Act, including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing.
          (i) “Board” shall mean the board of directors of the Company.
          (j) “CapRe” shall have the meaning specified in the preamble.
          (k) “CEO” shall mean the Chief Executive Officer of the Company.
          (l) “Committee” shall mean a committee or subcommittee of the Board.

          (m) “Communications Act of 1934”, means the Communications Act of 1934, as amended, 47 U.S.G. § 151 et seq.
          (n) “Company” shall have the meaning specified in the preamble.
          (o) “Company Sale” shall have the meaning specified in Section 3.2(a).
          (p) “Company Directors” shall have the meaning specified in Section 2.10(b).
          (q) “Demand Registration” shall have the meaning specified in Section 4.2(a).
          (r) “Demanding Stockholder” shall have the meaning specified in Section 4.2(a).
          (s) “Dickstein” shall have the meaning specified in the Preamble.
          (t) “Director” shall mean a member of the Board.
          (u) “Drag-Along Right” shall have the meaning specified in Section 3.2(a).
          (v) “Drag-Along Notice” shall have the meaning specified in Section 3.2(b).
          (w) “FCC Approval” means a determination of the Federal Communications Commission approving of or consenting to the transfer of control of the Company to the extent required under the terms of, or laws, rules, and regulations governing, the FCC Licenses, without any condition materially adverse to any of the Company, MS, Ball, Hitachi, CapRe or Post.
          (x) “FCC licenses” means the following licenses held by the Company: (1) Earth Station Longmont, Colorado (Callsign Number E950498), FCC File Numbers SES-MOD-19970716-00949; (2) Earth Station Fairbanks, Alaska (Callsign Number E950499), FCC File Numbers SES-LIC-19950816-04532 and SES-MOD-19970716-00948; (3) Earth Station Longmont, Colorado (Callsign Number E000095), FCC File Number SES-LIC-20000218-00256; and (4) Space Station “Quick Bird-2” (Callsign Number S130), FCC File Numbers SAT-A/O-19921228-00048 and SAT-MOD-20010322-00028.
          (y) “Fully-Diluted Shares” means the number of shares of New Common Stock issued and outstanding assuming the exercise of all out-standing options and the conversion of any securities convertible into, shares of New Common Stock, whether or not then vested or exercisable. When calculating the percentage of the Fully-Diluted Shares owned by a specified Person, such Person shall be deemed to own all shares of New Common Stock Beneficially Owned by such Person assuming the exercise of all outstanding options and the conversion of any securities convertible into, shares of New Common Stock, whether or not then vested or exercisable.
          (z) “Hitachi” shall have the meaning specified in the preamble.
          (aa) “Hitachi Director” shall have the meaning specified in the Section 2.1(b).
          (bb) “Independent Director” means a Director who (apart from such directorship) (i) is not a current or former officer or employee of the Company or any Affiliate of the Company, (ii) is not a current or former director, officer or employee of the party designating such director for election to the Board or any Affiliate of such party, (iii) did not in either of the last two completed calendar years receive, and is not an officer, director, employee, stockholder holding more than 10% of the voting interest of, partner or Affiliate of any entity that in either of such entity’s two most recent fiscal years received, more than 10% of such Person or entity’s total income from either the Company or the party designating such Director for election to the Board.
          (cc) “Initial Public Offering” means the consummation of the first sale of shares of New Common Stock for cash by the Company, or by one or more stockholders, in an underwritten public offering registered under the 1933 Act following the date hereof.
          (dd) “ITT” shall have the meaning specified in the Preamble.
          (ee) “Land Remote Sensing Policy Act of 1992” shall mean the Land Remote Sensing Policy Act of 1992, as amended, 15 U.S.C. § 5501 et seq.
          (ff) “Management Committee” shall have the meaning specified in Section 2.2(a).
          (gg) “MS” shall have the meaning specified in the preamble.
          (hh) “MS Director” shall have the meaning specified in Section 2.1(b).
          (ii) “NASDAQ” means the Nasdaq National Market.
          (jj) “New Common Stock” means the Common Stock, par value $.001 per share of the Company (“Common Stock”) to be issued as part of the Recapitalization.
          (kk) “NOAA Approval” means a determination of the National Oceanic and Atmospheric Administration approving of or consenting to the transfer of control of the Company to the extent required under the terms of, or laws, rules, and regulations governing, the NOAA License, without any condition materially adverse to any of the Company, MS, Ball, Hitachi, CapRe or Post.
          (ll) “NOAA License” means the license, as amended, to operate a private remote sensing system in the United States held by the Company.

          (mm) “Non-party Holders” means those holders of shares of Existing Common Stock which do not execute this Agreement.
          (nn) “Other Holders” shall have the meaning specified in the preamble.
          (oo) “Permitted Transferee” shall mean any transferee of shares of New Common Stock pursuant to a transfer complying with Section 3.1.
          (pp) “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or government authority.
          (qq) “Piggyback Registration” shall have the meaning specified in Section 4.3(a).
          (rr) “Post” shall have the meaning specified in the Preamble.
          (ss) “Recap Agreement” shall have the meaning specified in the recitals.
          (tt) “Recapitalization” shall have the meaning specified in the recitals.
          (uu) “Register,” “registered” and “registration” shall have the meanings specified in Section 4.1(a).
          (vv) “Registrable Securities” shall have the meaning specified in Section 4.1(b).
          (ww) “SEC” shall mean the Securities and Exchange Commission.
          (xx) “Selling Stockholders” shall have the meaning specified in Section 3.2(a).
          (yy) “Special Committee” shall have the meaning specified in Section 2.2(b).
          (zz) “Stockholders” shall mean MS, Ball, CapRe, Hitachi, Telespazio, Post, Dickstein, ITT and the Other Holders.
          (aaa) “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership or membership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned or controlled directly or indirectly by such Person.
          (bbb) “Telespazio” shall have the meaning specified in the Preamble.
          (ccc) “Transfer” shall mean to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant of any option, right or warrant for the sale of, or otherwise dispose of or transfer, directly or indirectly, or enter into any swap or other agreement or transaction that transfers from any Stockholder to another person, in whole or in part, the economic consequence of ownership of the stock, whether any such swap or other transaction is to be settled in New Common Stock or other securities, in cash or otherwise.
ARTICLE II
BOARD COMPOSITION
          Section 2.1 Composition of the Board.
          (a) Subject to Section 2.2(a) below, the business and affairs of the Company shall be managed by or under the direction of the Board. The parties hereto and their Permitted Transferees shall take all necessary action as is required under applicable law to cause the number of Directors comprising the Board to be 11.
          (b) Subject to Section 6.1, notwithstanding anything else in this Article II to the contrary, the parties hereto and their Permitted Transferees shall take all necessary action as is required under applicable law to cause (i) six Directors designated by MS to be elected to the Board (the elected designees pursuant to this clause (b), the “MS Directors”); provided that one MS Director shall be an Independent Director, (ii) one Director designated by Ball to be elected to the Board (such elected designee, the “Ball Director”), (iii) one director to be designated by Hitachi to be elected to the Board (such elected designee the “Hitachi Director”), and (iv) three directors appointed by the CFA (such elected designees, the “Company Directors”), to be elected to the Board.
          (c) In the event that a vacancy on the Board is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any MS Director, Ball Director, Hitachi Director or Company Director, such vacancy shall be filled by a Director designated by the party that appointed the director who died, became disabled, retired, resigned or was removed; provided, however, that MS, Ball, Hitachi or the CEO may choose, in its or his sole discretion, to leave vacant for any period of time any seat on the Board to which it or he has the right to designate for election a Director pursuant to this Article II.
          (d) Any rights of MS, Ball, Hitachi or the CEO pursuant to this Section 2, as the case may be, to designate for election to the Board directors, as the case may be, shall be transferable to any Permitted Transferees.
          (e) So long as Telespazio owns at least 50% of the number of Fully-Diluted Shares owned by Telespazio immediately following the Closing, the Company shall allow one observer designated by Telespazio to attend all meetings of the Board in a nonvoting and non-participatory capacity, such observer to serve at the discretion of the Board, and in connection therewith, the Company shall give such observer such notices, minutes, consents and other materials, financial or otherwise, provided to the Directors as the Company, in its sole discretion, so determines.
          Section 2.2 Committees.

          (a) Management Committee. Subject to Section 6.1 and this Section 2.2(a), the parties hereto and their Permitted Transferees shall take all necessary action as is required under applicable law to assure that the Board designate and establish a management committee (the “Management Committee”) consisting of three members, (i) one of which shall be a MS Director, (ii) one of which shall be a Company Director, and (iii) one of which shall be a Ball Director. The Management Committee shall have and exercise the powers and authority of the Board, subject to Delaware law, in the management or direction of the management of the business and affairs of the Company in reference to the following matters:
          (i) the promotion, demotion or firing of senior executives;
          (ii) the setting and carrying out of policy decisions involving dealings with regulatory authorities, including preparing and filing applications with the FCC and NOAA;
          (iii) the payment of financing obligations;
          (iv) the daily operations of the Company;
          (v) policies regarding the employment, supervision, and dismissal of personnel; and
          (vi) the distribution of monies and profits from the operation of the Company.
     The Management Committee shall not have any power or authority other than as expressly set forth above or as may be supplemented by the Board from time to time. The power and authority of the Management Committee shall terminate, and the Management Committee shall be abolished, upon the receipt of FCC Approval and NOAA Approval.
          (b) Other Committee Representation. Subject to Section 6.1 and Section 2.2(a), during the term of this Agreement, the parties hereto and their Permitted Transferees shall take all necessary action as is required under applicable law to assure (a) that the Board have exactly three standing Committees (Audit, Compensation and Finance), (b) that each such Committee be composed of five members and (c) that a minimum of one MS Director and one Ball Director be a member of each such Committee. From time to time, the Board may designate and establish a special Committee to the extent necessary or appropriate to comply with applicable law with such powers and authority as the Board may from time to time determine, subject to Delaware law (“Special Committee”). Determinations of the Audit, Compensation, Special and Finance Committees pertaining to any of the matters, set forth in Section 2.2(a)(i)(vi), shall be subject to the approval of the Management Committee.

ARTICLE III
TRANSFERS OF STOCK
          Section 3.1 Transfers. No Stockholder shall Transfer any shares of New Common Stock without the Company’s prior written consent (which consent may be withheld for any reason), provided, however, that from and after December 31, 2003 such consent shall not be unreasonably withheld if the Company reasonably determines that, (i) such Transfer complies with applicable federal and state securities laws, FCC regulations, the Communications Act of 1934, NOAA regulations, and the Land Remote Sensing Policy Act of 1992, (ii) the proposed transferee has agreed in writing, in form and substance reasonably satisfactory to the Company, to become bound, and becomes bound, by all the terms of this Agreement, and (iii) such Transfer is not reasonably likely to result in the Company’s securities being held of record by more than 400 Persons or is not otherwise reasonably likely to require the Company to register any class of its securities under the 1934 Act. The Company shall be required to make such determination within a reasonable period after the Stockholder proposing to make a Transfer provides the Company with written notice and sufficient documentation with respect to a proposed Transfer to enable the Company to make such a determination. Any transfer of shares of New Common Stock in violation of this Agreement shall be void and of no effect.
          Section 3.2 Drag-Along-Right. (a) General. Notwithstanding Section 3.1, if one or a group of Stockholders owning more than 50% of the Fully-Diluted Shares (the “Selling Stockholders”) desire to sell or exchange, whether directly or by way of a merger, consolidation, sale of all or substantially all of the assets of the Company or otherwise (the “Company Sale”), or all or substantially all of the capital stock of the Company, to a third party or parties not an Affiliate of the Company (“Acquirer”), then the Selling Stockholders shall have the right (the “Drag-Along Right”), subject to this Section 3.2, to require each of the other Stockholders and Other Holders, (i) if such Company Sale is structured as a sale of capital stock or tender offer, to sell, transfer, tender and deliver, or cause to be sold, transferred, tendered and delivered to such Acquirer all shares of Common Stock held by the other Stockholders or Other Holders, or (ii) if such Company Sale is structured as a merger, consolidation or other transaction requiring the consent or approval of the Stockholders, to vote such Stockholders’ and Other Holders’ shares of Common Stock in favor of, and raise no objection to, such transaction, and waive any dissenters’ rights, appraisal rights or similar rights which such Stockholders or Other Holders may have in connection therewith; and, in any such event, each of such Stockholders or Other Holders shall agree to and shall be bound by the same terms, provisions and conditions in respect of the Company Sale as are applicable to the Selling Stockholders.
          (b) Drag-Along Notice. If the Selling Stockholders desire to exercise their Drag-Along Right, they shall give written notice to the other Stockholders and Other Holders (“Drag-Along Notice”) of the Company Sale, setting forth the name and address of the Acquirer, the date on which such transaction is proposed to be consummated (which shall be not less than twenty (20) days after the date such Drag-Along Notice is given) and the proposed amount and form of consideration and terms and conditions of payment offered by the Acquirer.

          (c) Sale Agreement. Each of the other Stockholders and Other Holders agrees to cooperate in consummating the Company Sale, including, without limitation, by becoming a party to the sale agreement and all other appropriate related agreements, by delivering at the consummation of such sale stock certificates and other instruments for such Common Stock duly endorsed for transfer or accompanied by duly executed stock transfer forms in form satisfactory to the Selling Stockholders, free and clear of all liens and encumbrances.
          Section 3.3 Legend. All certificates representing shares of New Common Stock shall bear a legend stamped, typed or otherwise legibly placed on the face or reverse side thereof substantially in the form set forth below:
NOTICE IS HEREBY GIVEN THAT the securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or any non-U.S. jurisdiction. The securities cannot be offered, sold, transferred or otherwise disposed of except (i) pursuant to an effective registration statement or amendment thereto under such Act and any other applicable laws or (ii) pursuant to an exemption from, or in a transaction not subject to, the registration requirements of such Act and such other applicable laws. The sale, transfer or other disposition of the securities represented by this certificate and certain other rights and obligations of the holder of this certificate are also subject to the Stockholders’ Agreement, dated as of July 9, 2003, by and among DigitalGlobe, Inc. (the “Company”) and the other parties thereto (copies of which are available for review at the principal office of the Company), and the Company reserves the right to refuse the transfer of such securities until all terms and conditions have been fulfilled with respect to such transfer as set forth in such agreement.
ARTICLE IV
REGISTRATION RIGHTS
          Section 4.1 Certain Definitions.
          (a) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the automatic effectiveness or the declaration or ordering of effectiveness of such registration statement or document.
          (b) “Registrable Securities” shall mean the shares of New Common Stock; provided, however, that any shares of New Common Stock that are sold to the public pursuant to a registered public offering or pursuant to Rule 144 under the 1933 Act or another exemption from the registration requirements of the 1933 Act pursuant to which the shares of New Common Stock are thereafter freely tradeable without restriction under the 1933 Act, or that cease to be outstanding, shall cease to be Registrable Securities; provided further, however, that any Registrable Securities acquired by any Stockholder or any of its Affiliates from another Stockholder or any of its Affiliates shall continue to be Registrable Securities.
          Section 4.2 Demand Registration.
          (a) At any time after the lapse of 180 days following the Initial Public Offering, one or more Stockholders which shall have maintained continuous beneficial ownership, individually or in the aggregate, following the Closing of at least 20% of the Fully-Diluted Shares (excluding any Fully-Diluted Shares sold or otherwise disposed of by any Stockholder after the Closing, if even subsequently reacquired) shall have the right to request that the Company register, in an underwritten public offering or otherwise, under the 1933 Act, Registrable Securities with an aggregate fair market value of at least $30,000,000 held by it or them (any registration resulting from such a request a “Demand Registration” with such Stockholder or Stockholders making such request the “Demanding Stock holder”); provided that no Stockholder, individually or together with other Stockholders, shall be entitled to request a Demand Registration with respect to shares of Common Stock held by it that are saleable without registration under the 1933 Act due to the availability of the exemption contained in Section 4(1) of the 1933 Act or pursuant to Rule 144(k) promulgated under the 1933 Act. A request for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold. A registration made pursuant to such a request shall not qualify as a Demand Registration hereunder until (a) the registration statement relating thereto has been declared effective by the SEC and (b) the Demanding Stockholder is able to register and sell at least 75% of the Registrable Securities requested to be included in such registration. The Company shall not be required to effect, and each of MS, Ball, Hitachi, CapRe, Post and the Other Holders shall not be entitled to request, more than two registrations each per MS, Ball, Hitachi, CapRe, Post and the Other Holders under this Section 4.2.
          (b) Promptly (but in no event more than ten days) after receipt of a request for a Demand Registration, the Company shall provide notice of such request to the non-Demanding Stockholders, and such non-Demanding Stockholders shall have the right, within 10 days after the date of receipt of such notice from the Company, to request that the Company include in the offering to which the Demand Registration relates all or a portion of such non-Demanding Stockholders’ Registrable Securities.
          (c) The Company shall not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the Demanding Stockholder. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number or class of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number or class of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such Demand Registration (A) first, the number of Registrable Securities requested to be included in such registration by any Stockholders pro rata, if necessary, among such Stockholders based on the number of Registrable Securities owned by each such Stockholder, (B) second, the number of equity securities to be registered for the account of the Company, and (C) third, any other securities of the Company requested to be included in such registration pro rata, if necessary, on the basis of the number of such other securities owned by each holder of such other securities.
          (d) Notwithstanding the foregoing, if the Company shall furnish to the Demanding Stockholder a certificate signed by an officer of the Company stating that, in the reasonable good faith judgment of the Board, it would not be in the best interests of the Company and its stockholders for such registration to be effected (because the Company is engaging in or intends to engage in an acquisition, divestiture or other material transaction or due to other extraordinary events relating to the Company, but, in any case, not including for purposes of the Company avoiding its obligations hereunder), then the Company shall have the right to defer such registration for a period of not more than 90 days after receipt of the request of the Demanding Stockholder; provided, however, that (i) the Company shall not be entitled to defer its obligation to effect a registration for an aggregate of more than 180 days within any 365-day period and (ii) the Company shall make and communicate to the selling Stockholders its determinations under this paragraph in respect of a registration under this Section 4.2 within 15 days of the Company’s receipt of the Demand Registration notice in respect of such registration or, to the extent reasonably practicable, promptly after becoming aware of such transaction.
          (e) The Demanding Stockholder shall select the book-running and other managing underwriters in connection with an offering pursuant to a Demand Registration, and any additional investment bankers and managers to be used in connection with the offering, in each case which shall be reasonably satisfactory to the Company.
          Section 4.3 Piggyback Registration.
          (a) At any time that the Company proposes to register any shares of Common Stock under the 1933 Act for sale solely for cash, for its own account or pursuant to a Demand Registration, and the registration form to be used may be used for the registration of Registrable Securities (each a “Piggyback Registration”), the Company shall give written notice of such proposed registration to the Stockholders and the Non-party Holders as soon as practicable (but in no event less than 20 days before the anticipated filing date of the registration statement effecting such registration), and the Company shall include in any such registration by it all Registrable Securities with respect to which it has received written requests for inclusion therein within 10 days after receipt by such Stockholders or by such Non-party Holders of such written notice from the Company. If any Piggyback Registration is an underwritten offering, the Company shall select the book running and other managing underwriters in connection with such offering and any additional investment bankers and managers to be used in connection with the offering.
          (b) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, the Company shall include in such registration all securities requested to be included in such registration; provided, however, that if the managing underwriters advise the Company in writing that in their opinion the number or class of such securities requested to be included in such registration exceeds the number or class which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (1) first, the securities that the Company proposes to sell, (2) second, to the extent Registrable Securities requested for inclusion therein need to be reduced as a result of such advice, the Registrable Securities requested to be included in such registration, pro rata among the Stockholders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Stockholder, (3) third, the Registrable Securities requested to be included in such registration, pro rata among the Non-party Holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Non-party Holder and (4) fourth, other securities, if any, requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder.
          (c) If a Piggyback Registration is in connection with a Demand Registration, the restrictions set forth in Section 4.2(c) shall apply. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of securities of the Company (and is not a Demand Registration) and the managing underwriters advise the Company in writing that in their opinion the number or class of securities requested to be included in such registration exceeds the number or class which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (1) first, the Registrable Securities requested to be included in such registration, pro rata among the Stockholders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Stockholder, (2) second, the Registrable Securities requested to be included in such registration, pro rata among the Non-party Holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such Non-party Holder and (3) third, any other securities requested to be included in such registration not covered by clause (1) above pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder.
          (d) The Company shall not be obligated to include any Registrable Securities in a registration statement (1) filed on Forms S-4 or S-8 or such other similar successor forms then in effect under the 1933 Act, (2) pursuant to which the Company is offering to exchange its own securities or (3) relating solely to dividend reinvestment plans.
          (e) Any Piggyback Registration relating to a sale of securities by the Company for its own account shall be managed by the Company; the Company shall have the power to select the managing underwriter(s) for such offering, and shall in consultation with the managing underwriter(s) have the power to determine the offering price, the underwriting discounts and commissions, the terms of the underwriting agreement, the timing of the registration and related offering, counsel to the Company, and all other administrative matters related to the registration and related offering. To the extent that the Stockholders or Non-party Holders participate in such a registration and related offering, such Stockholders or Non-party Holders shall enter into, and sell their

Registrable Securities only pursuant to, the underwriting arranged by the Company, and shall either commit to attend the closing of the offering and take such other actions as may be reasonably necessary to effect their participation in the offering and to provide any assurances reasonably requested by the Company and the managing underwriter(s) in that regard, are shall deliver to the Company in custody certificates representing all Registrable Securities to be included in the registration and shall execute and deliver to the Company a custody agreement and a power of attorney, each in form and substance appropriate for the purpose of effecting their participation in such registration.
          Section 4.4 Registration Procedures. Subject to the limitations in Sections 4.2 and 4.3, whenever the Stockholders or Non-party Holders have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as practicable:
          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective;
          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the applicable period and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;
          (c) if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to the selling Stockholders and Non-party Holders and each managing underwriter, if any, copies thereof, and thereafter furnish to the selling Stockholders and Non-party Holders and each such underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including without limitation all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including without limitation each preliminary prospectus) as such Stockholders or Non-party Holders or such underwriter may reasonably request in or to facilitate the sale of the Registrable Securities;
          (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, provided, that the Company shall not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (2) subject itself to taxation in any such jurisdiction, or (3) consent to general service of process (i.e., service of process which is not limited solely to securities law violations) in any such jurisdiction;
          (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
          (f) notify each seller of such Registrable Securities and, if requested by any such seller of Registrable Securities, confirm such notice in writing, (1) when the prospectus or any prospectus supplement or post-effective amendment included in such registration statement has been filed, and, with respect to any registration statement or any post-effective amendment thereto, when the same has become effective, (2) of any request by the SEC for amendments to such registration statement or amendments or supplements to the prospectus or for additional information relating thereto, (3) of the issuance by the SEC of any stop or suspending the effectiveness of the registration statement under the 1933 Act or of the suspension by any state securities commission of the qualification of such Registrable Securities, as applicable, for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes;
          (g) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASDAQ (or such other national securities exchange as the Board determines provides the best liquidity on which such Registrable Securities may be listed), if so requested by the holders of a majority of the Registrable Securities being sold, or if so requested by the managing underwriter of an offering pursuant to such registration statement;
          (h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
          (i) enter into such customary agreements (including without limitation underwriting agreements in customary form) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;
          (j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the managers, officers, members, employees and independent accountants of the Company to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;
          (k) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the first full calendar quarter of the Company after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 promulgated thereunder;
          (l) permit any selling Stockholder or Non-party Holder (which Stockholder or Non-party Holder, in the Company’s sole and exclusive judgment, might be deemed to be an underwriter or a controlling Person of the Company) to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Stockholder or Non-party Holder and its counsel should be included;
          (m) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such registration statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order;
          (n) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;
          (o) obtain a “cold comfort” letter from the independent public accountants of the Company in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the holders of a majority of the Registrable Securities being sold reasonably request;
          (p) cooperate, and cause its management to cooperate, in the selling effort of such offering, and, if the holders owning a majority of the Registrable Securities being sold in such offering reasonably request, coordinate and conduct a “road show” in connection with such offering; and
          (q) otherwise facilitate such registration and related offering.
          The Company may require the Stockholders or the Non-party Holders promptly to furnish in writing to the Company such information regarding the Stockholders’ or the Non-party Holders’ plan of distribution of the Registrable Securities and other information as the Company may from time to time reasonably request or as may be legally required in connection with such registration.

          Section 4.5 Registration Expenses. In connection with any Demand Registration or Piggyback Registration, each selling Stockholder or Non-party Holder shall be responsible for any underwriting discounts or commission that may be payable in connection with the sale of its respective securities. The Company shall pay all other expenses incurred in connection with such registration, including without limitation (1) all filing fees with the SEC, (2) fees and expenses of compliance with securities or blue sky laws (including without limitation reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities), (3) printing expenses, (4) the fees and expenses incurred in connection with the listing of the securities, (5) fees and expenses of counsel and independent certified public accountants for the Company (including without limitation the expenses of any comfort letters pursuant to Section 4.4(o) hereof), (6) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration and (7) fees and expenses of one counsel to the selling Stockholders and Non-party Holders to be mutually agreed upon.
          Section 4.6 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Person who participates as an underwriter, each Stockholder and their respective partners, directors, officers and employees and each Person, if any, who controls any Stockholder or Non-party Holder or underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
          (a) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which Registrable Securities were registered under the 1933 Act, including without limitation all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus, including without limitation all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
          (b) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and
          (c) against any and all reasonable expense whatsoever, as incurred (including without limitation fees and disbursements of counsel), incurred in investigating, preparing or defending against any litigation, investigation or proceeding, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under sub-paragraph (a) or (b) above;

provided, however, that this indemnity agreement (i) does not apply to any Stockholder or Non-party Holder or underwriter with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus, or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to the Company by such Stockholder or Non-party Holder or underwriter expressly for use in a registration statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) and (ii) shall not inure to the benefit of any Stockholder or Non-party Holder or underwriter if a copy of the current prospectus was not provided to a purchaser and such current prospectus would have cured the defect giving rise to such loss, claim, damage, liability, judgment or expense.
          Section 4.7 Indemnification by Stockholders. Each selling Stockholder and Non-party Holder severally agrees to indemnify and hold harmless the Company, each underwriter and the other selling Stockholders and Non-party Holders, and each of their respective partners, directors, officers and employees (including without limitation each officer of the Company who signed the registration statement), and each Person, if any, who controls the Company, any underwriter or any other selling Stockholder or Non-party Holder within the meaning of Section 15 of the 1933 Act, against any and all lasses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in Section 4.6 (provided that any settlement of the type described therein is effected with the written consent of such selling Stockholder or such Non-party Holder), as incurred, but only with respect to untrue statements or alleged untrue statements of a material fact contained in any prospectus or the omissions, or alleged omissions therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in any such case made in reliance upon and in conformity with written information furnished to the Company by such selling Stockholder or such Non-party Holder expressly for use in such registration statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto).
          Section 4.8 Conduct of Indemnification Proceedings. Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder; provided, however, that failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party so elects within a reasonable time after receipt of such notice, such indemnifying party may assume the defense of such action or proceeding at such indemnifying party’s expense with counsel chosen by the indemnifying party and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party determines in good faith that a conflict of interest exists and that therefore it is advisable for such indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all underwriters and another counsel for all other indemnified parties under this Agreement) at the indemnifying party’s expense. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party (limited in each jurisdiction to one counsel for all underwriters and another counsel for all other indemnified parties under this Agreement). No indemnifying party will be liable for any settlement effected without the written consent of such indemnifying party, which consent shall not be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party shall not, except as otherwise provided in this Section 4.8, be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.
          Section 4.9 Contribution.
          (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 4.6 through 4.8 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable Selling Stockholders and Non-party Holders (including without limitation, in each case, that of their respective officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the liable selling Stockholders and Non-party Holders (including without limitation, in each case, that of their respective officers, directors, employees and agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Selling Stockholders and Non-party Holders, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 4.8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
          (b) The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subparagraph (a) above. Notwithstanding the provisions of this Section 4.9, in the case of distributions to the public, an indemnifying Stockholder or Non-party Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Stockholder or Non-party Holder and its affiliated indemnifying Stockholders and Non-party Holders and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Stockholder or Non-party Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          (c) For purposes of Sections 4.6 through this Section 4.9, each Person, if any, who controls a Stockholder or Non-party Holder or an underwriter within the meaning of Section 15 of the 1933 Act (and their respective partners, directors, officers and employees) shall have the same rights to contribution as such Stockholder or Non-party Holder or underwriter; and each director of the Company, each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, shall have the same rights to contribution as the Company.
          Section 4.10 Participation in Underwritten Registrations. No Stockholder or Non-party Holder may participate in any underwritten registered offering contemplated hereunder unless such Stockholder or Non-party Holder (a) agrees to sell its securities on the basis provided in any underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms hereof and of such underwriting arrangements.
          Section 4.11 Rule 144. The Company covenants that from and after an Initial Public Offering it shall file any reports required to be filed by it under the 1933 Act and the 1934 Act and that it shall take such further action as the Stockholders or Non-party Holders may reasonably request, all to the extent required from time to time to enable the Stockholders or Non-party Holders to sell Registrable Securities without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Stockholder or Non-party Holder, the Company shall promptly deliver to the Stockholders and Non-party Holders a written statement as to whether it has complied with such requirements.
          Section 4.12 Holdback Agreements.
          (a) To the extent not inconsistent with applicable law, each Stockholder and Non-party Holder agrees not to effect any public sale or distribution (including without limitation sales pursuant to Rule 144) of equity securities of the Company or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the period of up to 180 days beginning on the effective date of any Demand Registration or Piggyback Registration for a public offering to be underwritten on a firm commitment basis in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.
          (b) The Company agrees (1) not to effect any public sale or distribution (including without limitation sales pursuant to Rule 144) of its equity securities or any securities convertible into or exchangeable or exercisable for such equity securities, during the seven days prior to and the period of up to 180 days beginning on the effective date of any Demand Registration or Piggyback Registration for a public offering to be underwritten on a firm commitment basis in which Registrable Securities are included (except as part of such underwritten registration or pursuant to registrations on Forms S-4 or S-8 or any successor forms), unless the underwriters managing the registered public offering otherwise agree, and (2) to use its reasonable best efforts to cause each other stockholder of at least 5% of the Fully-Diluted Shares to agree not to effect any public sale or distribution (including without limitation sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
          Section 5.1 Representations and Warranties of the Company. The Company represents and warrants to each of MS, Hitachi, CapRe, Post and Ball as follows:
          (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
          (b) Authority. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. No other action on the part of the Company is necessary to authorize the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (c) No Violation. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby, will not (i) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company, (ii) require the consent, waiver, approval, license or authorization of or any filing by the Company with any govern-mental authority (other than any filings required under the 1934 Act) or (iii) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter document or bylaw, agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation or decree to which the Company is subject or by which the Company is bound and which would have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.
          Section 5.2 MS Representations and Warranties. MS represents and warrants to each of the Company, Hitachi, CapRe, Post and Ball as follows:
          (a) Authority. MS has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by MS and constitutes a legal, valid and binding agreement of MS, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (b) No Violation. The execution and delivery of this Agreement by MS, the performance by MS of its obligations hereunder and the consummation by MS of the transactions contemplated hereby will not (i) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to MS, (ii) require the consent, waiver, approval, license or authorization of or any filing by MS with any governmental authority (other than any filings required under the 1934 Act) or (iii) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter document or bylaw, agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation or decree to which MS is subject or by which MS is bound and which would have a material adverse effect on the ability of MS to perform its obligations under this Agreement.
          Section 5.3 Ball Representations and Warranties. Ball represents and warrants to each of the Company, CapRe, Hitachi and MS as follows:
          (a) Authority. Ball has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by Ball and constitutes a legal, valid and binding agreement of Ball, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (b) No Violation. The execution and delivery of this Agreement by Ball, the performance by Ball of its obligations hereunder and the consummation by Ball of the transactions contemplated hereby will not (i) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Ball, (ii) require the consent, waiver, approval, license or authorization of or any filing by Ball with any governmental authority (other than any filings required under the 1934 Act) or (iii) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation or decree to which Ball is subject or by which Ball is bound and which would have a material adverse effect on the ability of Ball to perform its obligations under this Agreement.
          Section 5.4 Hitachi Representations and Warranties. Hitachi represents and warrants to each of the Company, MS, Ball and CapRe as follows:
          (a) Authority. Hitachi has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by Hitachi and constitutes a legal, valid and binding agreement of Hitachi, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (b) No Violation. The execution and delivery of this Agreement by Hitachi, the performance by Hitachi of its obligations hereunder and the consummation by Hitachi of the transactions contemplated hereby will not (i) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Hitachi, (ii) require the consent, waiver, approval, license or authorization of or any filing by Hitachi with any governmental authority (other than any filings required under the 1934 Act) or (iii) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation or decree to which Hitachi is subject or by which Hitachi is bound and which would have a material adverse effect on the ability of Hitachi to perform its obligations under this Agreement.
          Section 5.5 CapRe Representations and Warranties. CapRe represents and warrants to each of the Company, Ball, Hitachi and MS as follows:
          (a) Authority. CapRe has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by CapRe and constitutes a legal, valid and binding agreement of CapRe, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (b) No Violation. The execution and delivery of this Agreement by CapRe, the performance by CapRe of its obligations hereunder and the consummation by CapRe of the transactions contemplated hereby will not (i) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to CapRe, (ii) require the consent, waiver, approval, license or authorization of or any filing by CapRe with any governmental authority (other than any filings required under the 1934 Act) or (iii) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation or decree to which CapRe is subject or by which CapRe is bound and which would have a material adverse effect on the ability of CapRe to perform its obligations under this Agreement.
          Section 5.6 Post Representations and Warranties. Post represents and warrants to each of the Company and MS as follows:
          (a) Authority. Post has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. This Agreement has been duly executed and delivered by Post and constitutes a legal, valid and binding agreement of Post, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (b) No Violation. The execution and delivery of this Agreement by Post, the performance by Post of its obligations hereunder and the consummation by Post of the transactions contemplated hereby will not (i) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Post, (ii) require the consent, waiver, approval, license or authorization of or any filing by Post with any governmental authority (other than any filings required under the 1934 Act) or (iii) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation or decree to which Post is subject or by which Post is bound and which would have a material adverse effect on the ability of Post to perform its obligations under this Agreement.

ARTICLE VI
GENERAL PROVISIONS
          Section 6.1 License Activities. (a) Notwithstanding anything to the contrary contained in this Agreement or the Recap Agreement, neither the Company nor any party hereto shall, without first obtaining the approval or consent of the FCC, take any action pursuant to this Agreement or the Recap Agreement which would be reasonably likely to cause or result in any acquisition or transfer of ownership of the Company or its assets, assignment of any FCC License or any change of control that would require, under then existing law (including the Communications Act of 1934), the prior approval of the FCC; provided, however, that the preceding clause shall not preclude any of MS, Hitachi or Ball, as the case may be, from exercising its rights under Article II of this Agreement.
          (b) If the FCC does not approve, or otherwise consent to, the transfer of control of the Company to MS or if the FCC determines that this Agreement, the Recap Agreement, and/or the facts associated with the ownership of the Company demonstrate that control of the Company has changed, the parties to this Agreement agree to revise this Agreement and the Recap Agreement, or otherwise impose conditions, in order to ensure compliance with then existing laws and regulations.
          Section 6.2 Termination. This Agreement shall terminate upon the earliest to occur of:
          (a) written agreement among the holders of two-thirds of the Fully-Diluted Shares to terminate this Agreement;
          (b) as to any of Ball, Hitachi, MS, CapRe or Post, at such time as such party ceases to own any shares of New Common Stock; provided, however, that the provisions hereof will continue to apply to any Permitted Transferees of Hitachi, Ball, MS, CapRe or Post even after such provisions terminate with respect to such parties; and
          (c) June 30, 2013;
          provided that notwithstanding the foregoing, Articles II and III shall terminate upon the earliest to occur of the events set forth in clauses (a) and (b) above or the Initial Public Offering.
          Section 6.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.
          Section 6.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          Section 6.5 Entire Agreement. Except for any agreements, understanding, representations or warranties set forth in the Recap Agreement, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns) any rights or remedies hereunder.
          Section 6.6 Specific Performance. The parties hereto each acknowledge that, in view of the uniqueness of the arrangements contemplated by this Agreement, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.
          Section 6.7 Notices. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, by messenger, or by a nationally recognized overnight delivery company, when delivered by telecopy and confirmed by return telecopy, or when delivered by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below (or such other addresses as a party may designate by written notice to each other party).

(a)	Notices to the Company shall be addressed to:

DigitalGlobe, Inc. 1900 Pike Road Longmont, Colorado 80501-6700 Telecopy: (303) 682-3848 Attention: Susan M. Thevenet

with a copy to:

Baker & McKenzie 2001 Ross Avenue, Suite 2300, Dallas, Texas 75201 Telecopy: (214) 978-3099 Attention: Albert G. McGrath, Jr.

(b)	Notices to MS shall be addressed to:

Morgan Stanley & Co., Incorporated 1585 Broadway New York, New York 10036 Telecopy: (212) 761-0672 Attention: Michael Petrick

with a copy to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Telecopy: (212) 403-2000 Attention: David C. Karp, Esq.

(c)	Notices to CapRe shall be addressed to:

Capital Research and Management Company 11100 Santa Monica Blvd., Suite 1500 Los Angeles, California 90025 Telecopy: (310) 996-6022 Attention: David Daigle

with a copy to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Telecopy: (212) 403-2000 Attention: David C. Karp, Esq.
(d)	Notices to Ball shall be addressed to:

Ball Technologies Holdings Corp. 10 Longs Peak Drive Broomfield, Colorado Telecopy: (303) 460-2691 Attention: Donald Lewis

(e)	with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP 333 West Wacker Drive Chicago, Illinois 60606 Telecopy: (312) 407-0411 Attention: Brian W. Duwe, Esq.

(f)	Notices to Hitachi shall be addressed to:

Hitachi Software Engineering Co., Ltd. 6-82, Onoe-cho, Naka-ku Yokohama, 231-0015 Japan Attention: Takatoshi Kadaira

(g)	Notices to Post shall be addressed to:

MW Post Advisory Group, LLC 11766 Wilshire Boulevard, Suite 1660 Los Angeles, California 90025
	Attention:	Lawrence Goldman
General Counsel
          Section 6.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors; provided, however, that except as set forth in the next sentence, no party may assign its rights and obligations hereunder. Each party may assign its rights and obligations hereunder to one or more majority-owned, direct or indirect subsidiaries or other Affiliates.
          Section 6.9 Headings. The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.
          Section 6.10 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the parties against whom enforcement of any such modification or amendment is sought; provided, however, that the provisions set forth in Article IV may be amended by an instrument or instruments in writing signed the holders of a majority of the New Common Stock; and provided further that Sections 4.2 and 4.3 hereof may not be amended or modified without the written consent of each Stockholder that holds five percent or more of the New Common Stock at the time of the proposed amendment or modification to the extent such amendment or modification would adversely affect the registration rights of such Stockholder contained therein. Any party hereto may, only by an instrument in writing, waive compliance by the other parties hereto with any term or provision hereof on the part of such other parties hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach. Notwithstanding the foregoing, this Agreement may be amended to permit additional holders of the Company’s equity securities to agree to become a party to this Agreement.
          Section 6.11 Interpretation; Absence of Presumption.
          (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iv) the word “or” shall not be exclusive, and (v) provisions shall apply, when appropriate, to successive events and transactions.
          (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
          Section 6.12 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.
          Section 6.13 Further Assurances. The parties hereto agree that, from time to time, each of them will, and will cause their respective Affiliates to, execute and deliver such further instruments and take such other action as may be necessary to carry out the purposes and intents hereof.
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          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

DIGITALGLOBE, INC.

By:	/s/ Henry E. Dubois

Name: Henry E. Dubois
Title: President, COO & CFO

MORGAN STANLEY & CO., INCORPORATED

By:	/s/ Michael Petrick

Name: Michael Petrick
Title: Managing Director

AMERICAN HIGH-INCOME TRUST By Capital Research and Management Company

By:	/s/ Michael Downer

Name: Michael Downer
Title:

AMERICAN VARIABLE INSURANCE SERIES ASSET ALLOCATION FUND By Capital Research and Management Company

By:	/s/ Michael Downer

Name: Michael Downer
Title:

AMERICAN VARIABLE INSURANCE SERIES BOND FUND By Capital Research and Management Company

By:	/s/ Michael Downer

Name: Michael Downer
Title:

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

AMERICAN FUNDS INSURANCE SERIES HIGH-YIELD BOND FUND By Capital Research and Management Company

By:	/s/ Michael Downer

Name: Michael Downer
Title:

THE BOND FUND OF AMERICA, INC. By Capital Research and Management Company

By:	/s/ Michael Downer

Name: Michael Downer
Title:

BALL TECHNOLOGIES HOLDINGS CORP.

By:	/s/ John A. Hayes

Name: John A. Hayes
Title: Vice President

HITACHI SOFTWARE ENGINEERING CO. LTD.

By:	/s/ Takatoshi Kodaira

Name: Takatoshi Kodaira
Title: Executive Officer, General Manager, Satellite Imagery Division

HITACHI, LTD.

By:	/s/ Takatoshi Kodaira

Name: Takatoshi Kodaira
Title: Executive Officer, General Manager, Satellite Imagery Division Hitachi Software Engineering Co., Ltd.

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

TELESPAZIO S.p.A.

By:	/s/ Marcello Maranesi

Name: Marcello Maranesi
Title: Earth Observation Director

ITT INDUSTRIES, INC.

By:	/s/ Donald E. Foley

Name: Donald E. Foley
Title: Senior Vice President, Treasurer & Director of Taxes

POST HIGH YIELD, LP

By:	/s/ Lawrence A. Post

Name: Lawrence A. Post
Title: Authorized Signatory

POST BALANCED FUND, LP

By:	/s/ Lawrence A. Post

Name: Lawrence A. Post
Title: Authorized Signatory

POST TOTAL RETURN FUND, LP

By:	/s/ Lawrence A. Post

Name: Lawrence A. Post
Title: Authorized Signatory

POST OPPORTUNITY FUND, LP

By:	/s/ Lawrence A. Post

Name: Lawrence A. Post
Title: Authorized Signatory

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

THE OPPORTUNITY FUND, LLC

By:	/s/ Lawrence A. Post

Name: Lawrence A. Post
Title: Authorized Signatory

MW POST OPPORTUNITY OFFSHORE FUND, LTD

By:	/s/ Lawrence A. Post

Name: Lawrence A. Post
Title: Authorized Signatory

MW POST PORTFOLIO FUND, LTD

By:	/s/ Lawrence A. Post

Name: Lawrence A. Post
Title: Authorized Signatory

DB DISTRESSED OPPORTUNITIES FUND, LTD

By:	/s/ Lawrence A. Post

Name: Lawrence A. Post
Title: Authorized Signatory

DB DISTRESSED OPPORTUNITIES FUND, LP

By:	/s/ Lawrence A. Post

Name: Lawrence A. Post
Title: Authorized Signatory

SPRUGOS INVESTMENTS IV, LLC

By:	/s/ Lawrence A. Post

Name: Lawrence A. Post
Title: Authorized Signatory

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

SPHINX DISTRESSED FUND, SPC

By:	/s/ Lawrence A. Post

Name: Lawrence A. Post
Title: Authorized Signatory

SOUTH DAKOTA INVESTMENT COUNCIL

By:	/s/ Lawrence A. Post

Name: Lawrence A. Post
Title: Authorized Signatory

MW POST SPECIAL SITUATION FUND I, L.P.

By:	/s/ Lawrence A. Post

Name: Lawrence A. Post
Title: Authorized Signatory

DICKSTEIN & CO., LP

By:	/s/ Edward Farr

Name: Edward Farr
Title: Vice President

DICKSTEIN INTERNATIONAL LTD.

By:	/s/ Edward Farr

Name: Edward Farr
Title: Vice President

OTHER HOLDERS

By:	/s/ Walter S. Scott

Name: Walter S. Scott
Title: Trustee

By:	/s/ Kenneth Y. Harano

Name: Kenneth Y. Harano
Title:

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

SOUTH DAKOTA INVESTMENT COUNCIL

By:

Name:
Title:

MW POST SPECIAL SITUATION FUND I, L.P.

By:

Name:
Title:

DICKSTEIN & CO., LP

By:	/s/ Edward Farr

Name: Edward Farr
Title: Vice President

DICKSTEIN INTERNATIONAL LTD.

By:	/s/ Edward Farr

Name: Edward Farr
Title: Vice President

OTHER HOLDERS

By:	/s/ Edward P. Wallerstein

Name: Edward P. Wallerstein
Title: Trustee, Wallerstein Family Revocable Trust, 7/13/03

By:	/s/ Jennifer D. Wallerstein

Name: Jennifer D. Wallerstein
Title: Trustee

By:	/s/ Mark G. Wilson

Name: Mark G. Wilson
Title: General Partner, Technology Venture Investors—IV

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

By:	/s/ Francois Houde

Name: Francois Houde
Title: FSM for Export Development Canada

By:	/s/ Jennifer P. Brody

Name: Jennifer P. Brody
Title: Director, Export Development Canada

By:	/s/ Eileen McCarthy

Name: Eileen McCarthy
Title: G.P., Alta V Limited Partnership

By:	/s/ Eileen McCarthy

Name: Eileen McCarthy
Title: under Power of Attorney for Customs House PaAners

By:	/s/ Man Shek Lee

Name: Man Shek Lee
Title: Shareholder

By:	/s/ Richard M. Bionta

Name: Richard M. Bionta
Title:

By:	/s/ William P. Jones, Jr.

Name: William P. Jones, Jr.
Title: Chairman of Williams, Jones & Associates, Inc. and Discretionary Manager of Eye Fund

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

By:	/s/ Donald H. Fererez

Name: Donald H. Fererez
Title: Shareholder

By:	/s/ Ronald S. Johnson

Name: Ronald S. Johnson
Title: Shareholder

By:	/s/ Chris Harrison

Name: Chris Harrison
Title: Treasurer, MacDonald, DeHwiler and Associates Limited

By:	/s/ Earl McNamer

Name: Earl McNamer
Title: Shareholder

By:	/s/ Hye-Sook Park

Name: Hye-Sook Park
Title: Shareholder

By:	/s/ Kenneth E. Scott

Name: Kenneth E. Scott
Title: Shareholder

By:	/s/ William C. Miller

Name: William C. Miller, IV
Title: Shareholder

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

By:	/s/ Thomas P. Berger

Name: Thomas P. Berger
Title: Managing Director, International Corp. as agent Fernwood Associates and Fernwood Foundation Fund

By:	/s/ Sergei Lushtak

Name: Sergei Lushtak
Title: Shareholder

By:	/s/ Gene Lushtak

Name: Gene Lushtak
Title: Shareholder

By:	/s/ Ilya Lushtak

Name: Ilya Lushtak
Title: Shareholder

By:	/s/ Sheryl Rothman

Name: Sheryl Rothman
Title: Investment Officer, The Equitable Life Assurance Society of the United States

By:	/s/ Sheryl Rothman

Name: Sheryl Rothman
Title: Senior Vice President, Alliance Bernstein High Yield Fund by: Alliance Capital Management L.P., as Investment Advisor

By:	/s/ Sheryl Rothman

Name: Sheryl Rothman
Title: Senior Vice President, ACM G1-US High Yield by: Alliance Capital Management L.P., as Investment Advisor

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]

By:	/s/ Chieh Chang

Name: Chieh Chang
Title: Shareholder

By:	/s/ Robert W. Peterson

Name: Robert W. Peterson
Title: Shareholder

By:	/s/ Richard Glickman

Name: Richard Glickman
Title: Shareholder

By:	/s/ Cheryl L. Barr

Name: Cheryl L. Barr
Title: Assistant Secretary, The Titan Corporation

By:	/s/ David W. Thompson

Name: David W. Thompson
Title: Orbital Sciences Corporation

By:	/s/ James A. Markevitch

Name: James A. Markevitch
Title: Shareholder

[SIGNATURE PAGE TO STOCKHOLDERS’ AGREEMENT]